Exhibit 16.1

March 24, 2026

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Arxis, Inc.’s statements included under the heading Change in Independent Registered Public Accounting Firm in its registration statement on Form S-1 filed on March 20, 2026 and we agree with such statements concerning our firm.

/s/ RSM US LLP